UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2014

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

  Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

See the description in Item 5.02 below of the indemnity agreements and the option agreements between the Company and the new directors of the Company discussed below.

Item 5.02     Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Following the resignations described below, on August 25, 2014, Richard C. Williams, Robert B. Rothermel and William C. Denby, III were appointed as non-employee, independent members of the Board of Directors (the “Board”) of Adamis Pharmaceuticals Corporation (the “Company”).

Since 1989, Mr. Williams has served as the founder and President of Conner-Thoele Limited, a consulting and financial advisory firm specializing in the healthcare industry and pharmaceutical segment. He has completed in excess of fifty divestments, acquisitions, financings and cross-border transactions, which have exceeded $8.0 billion. Prior to founding Conner-Thoele Limited in 1989, Mr. Williams served in a number of progressively responsible operational and financial management positions with multinational firms. These firms included American Hospital Supply Corporation, UNC Resources, Abbott Laboratories, Field Enterprises and Erbamont NV. Mr. Williams once served as a director and Vice Chairman of Strategic Planning for King Pharmaceuticals. Prior to King, he served as Chairman and a director of Medco Research before Medco was acquired by King Pharmaceuticals. Mr. Williams has also been on several other public and private boards of directors, several as Chairman. These include Ista Pharmaceuticals, Vysis Pharmaceuticals, Immunemedics, EP Medical and Cellegy Pharmaceuticals. Mr. Williams served as a director of Cellegy from November 2003 to April 2009, and was Chairman of Cellegy from November 2003 to April 2009, when Cellegy merged with the company then-named Adamis Pharmaceuticals Corporation (which is currently the Company’s Adamis Corporation subsidiary). Following the merger, Mr. Williams served as Chairman of the Company until June 2009. He was a member of the Listed Company Advisory Committee of New York Stock Exchange. Mr. Williams received a Bachelor of Arts degree in Economics from DePauw University and a Masters of Business Administration from the Wharton School of Finance.

Mr. Rothermel is a partner with a private investment and management firm, CroBern Management Partnership, which works exclusively within the health care industry. Currently, he serves as a board member and chairman of the audit committee of Medcor, a private healthcare company, and has also served as a board member of Cerescan, a private brain imaging company. Prior to CroBern, Mr. Rothermel spent 37 years with Deloitte & Touche, and served as a Partner and Global Managing Director of the Enterprise Risk Services practice. He also served as a member of Deloitte & Touche’s Board of Directors, the firm’s Global Assurance and Advisory Management Committee, the U.S. Management Committee and chaired the firm’s Partner Compensation Committee. He also served as a director of Cellegy from January 2004 until its merger with Adamis in April 2009 and was Chair of the audit committee of Cellegy. Mr. Rothermel has a Bachelor of Science degree in Business Administration from Bowling Green State University.

From 2002-2014, Mr. Denby was Senior Vice President, Commercial Operations at Santarus, Inc. which was acquired by Salix in January of 2014. At Santarus, he directed all commercial functions including Sales, Marketing, Market Research, Customer Service, Managed Care, New Product Planning and other various functions. Prior to Santarus, he was Senior Vice President, Commercial Operations and Senior Vice President, Sales and Marketing at Agouron Pharmaceuticals, Inc. Mr. Denby played leadership roles in the sale of Agouron to Warner Lambert for $2.2 billion and Santarus to Salix for $2.6 billion. Earlier in his career, he spent twenty years in various leadership management roles at Marion Merrell Dow, Inc. Mr. Denby has a Bachelor of Arts degree in English and Business from State University of New York at Fredonia and a Masters of Business Administration from Rockhurst College.

Pursuant to the terms of the Company’s 2009 Equity Incentive Plan (the “Plan”), each of Mr. Denby, Mr. Rothermel and Mr. Williams received an initial non-employee director nonqualified stock option grant under the Company’s to purchase 2,942 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. These initial grants will vest 50% on the grant date, with the balance vesting in equal monthly installments over a period of three years from the grant date. Each such director will also be eligible to receive annual option grants under the provisions of the Plan relating to non-employee directors. In addition to receipt of the initial option awards, Mr. Denby, Mr. Rothermel and Mr. Williams will be eligible to receive cash directors fees pursuant to the Company’s policies for compensation to directors. Each director is also entitled to reimbursement of reasonable expenses incurred in connection with board-related activities. Each such director will also enter into the Company’s form of indemnity agreement for directors.

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Resignation of Directors

On August 25, 2014, Craig A. Johnson, Kenneth M. Cohen and Tina S. Nova, Ph.D., directors of the Company and members of the Audit Committee, Compensation Committee and Nominating and Governance Committee, notified the Company by letter that they were resigning as directors of the Company and all committees effective immediately. The letter stated that on August 22, 2014, Dennis J. Carlo, the Company’s Chief Executive Officer, requested that each of the resigning directors resign from the Board and from all committees. The letter also stated that without the knowledge of the resigning directors and without the participation of the Board’s Nominating and Corporate Governance Committee (of which the resigning directors constituted all of the members), the Chief Executive Officer had already identified directors to fill the vacancies created by the resigning directors.

Messrs. Williams, Rothermel and Denby were appointed to fill the vacancies resulting from these resignations, and serve as the members of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee, with Mr. Williams as Chair of the Compensation Committee, Mr. Rothermel as Chair of the Audit Committee, and Mr. Denby as Chair of the Nominating and Governance Committee. Mr. Williams was also appointed Chairman of the Board.

A copy of the letter is attached hereto as Exhibit 17.1 and is incorporated herein by reference. Pursuant to Item 5.02 of Form 8-K, the Company has provided each of the resigning directors a copy of the disclosures it is making in this Item 5.02 report no later than the day of filing this Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

17.1      Letter from Craig A. Johnson, Kenneth M. Cohen and Tina S. Nova, Ph.D., dated August 25, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: August 25, 2014	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer